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                                                                    EXHIBIT 23.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Global Energy Group, Inc.
    Form 10-KSB

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report and to all references to our firm included in or made a part of the Global Energy Group, Inc.'s Annual Report on Form 10-KSB, into the Company's previously filed Registration Statement on Form S-8, Registration No. 333-72526, filed with the Securities and Exchange Commission on October 31, 2001.

Very truly yours,

/s/ Baumann, Raymondo & Company, P.A.
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    Baumann, Raymondo & Company, P.A.
    Certified Public Accountants
    Tampa, Florida
    April 11, 2002